Contact	Caitlin Cooper Gursslin
Investor Relations
(512) 683-8456

National Instruments Reports Record Revenue

Record Second Quarter Operating Profit Validates the Strength of Business Model

AUSTIN, Texas – July 27, 2011

Q2 2011 Highlights

•	Record quarterly revenue of $253 million, up 20 percent year-over-year
•	Strong revenue growth in academic, PXI Modular Instrumentation, Software, Data Acquisition and NI CompactRIO products
•	GAAP gross margin of 77.9 percent and non-GAAP gross margin of 78.5 percent
•	Record GAAP and non-GAAP operating income for a second quarter
•	Fully diluted GAAP EPS of $ 0.22
•	Fully diluted non-GAAP EPS of $0.27, at the mid-point of guidance
•	Record EBITDA of $44 million, or $0.37 per share for a second quarter
•	Cash and short-term investments of $320 million as of June 30, 2011

National Instruments (Nasdaq: NATI) today announced Q2 revenue of $253 million, a quarterly record and a 20 percent increase from Q2 2010. This met the company’s guidance of between $241 million and $255 million, which was provided on April 28, 2011. In Q2, the Company’s orders greater than $20,000 grew 39 percent year-over-year, and the average order size reached a new second quarter record of approximately $4,440.

In Q2, GAAP and non-GAAP operating income reached all-time records for a second quarter. Net income for Q2 was $ 26.5 million, with fully diluted earnings per share (EPS) of $0.22, and non-GAAP net income was $32.2 million, with non-GAAP fully diluted EPS of $0.27.

In Q2, GAAP gross margin increased 90 basis points year-over-year to 77.9 percent. Non-GAAP gross margin reached 78.5 percent, an increase of 90 basis points year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“I am extremely pleased with our ability to deliver record quarterly revenue and record operating profit for a second quarter,” said Dr. James Truchard, co-founder, president and CEO.  “We believe these results validate the strength of our business model and our commitment to long term investments.”

NI graphical system design product sales were up 21 percent year-over-year, and NI instrument control product sales were up 6 percent year-over-year in Q2. Geographically, revenue in U.S. dollar terms for Q2 2011 compared to Q2 2010 was up 15 percent in the Americas, up 28 percent in Europe and up 19 percent in Asia. In local currency terms, revenue was up 23 percent in Europe and up 12 percent in Asia.

As of June 30, 2011, NI had $320 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.10 per share on the company’s common stock payable on August 29 to stockholders of record on August 8.

“We are encouraged by the scale of the long-term opportunity open to us, and plan to continue to execute on our 2011 investment plans,” said Alex Davern, NI COO and CFO. “We are confident our investments will significantly advance our long-term position in the industries we serve.”

National Instruments Reports Record Revenue and Profit
July 27, 2011

Guidance for Q3 2011

NI expects revenue for Q3 to be between $257 million and $273 million, an increase of between 17 and 24 percent over Q3 2010. Due to the impact of the acquisition accounting for the AWR transaction, we are also including guidance for non-GAAP revenue to reflect the write-down of AWR’s historical deferred revenue to the fair value recorded as a result of acquisition accounting. As a result, we expect non-GAAP revenue to be in the range of $260 and $276 million, an increase of between 18 percent and 25 percent over Q3 2010.  We expect the non-GAAP revenue adjustment in Q4 to be approximately $2 million and for the Q1 2012  and Q2 2012 adjustments to be approximately $1 million.  Starting in Q3 2012, we do not expect to continue to report non-GAAP revenue as the recognition period for AWR’s historical deferred revenue write down will expire at the end of Q2 2011.

Given our aggressive 2011 investment plan and the recent acquisitions we expect to see a significant increase in non-GAAP operating expenses in Q3, to approximately $170 million, plus or minus $2 million.  In Q4 we are budgeting for a very modest sequential increase in expense as the 2011 investment plan is closed out.  Looking out to 2012 and assuming a normal economy we expect to return to a plan of growing revenues faster than expenses.

The company expects fully diluted EPS will be in the range of $0.16 to $0.24 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.23 to $0.31.  Please remember that in Q3 the GAAP to Non-GAAP adjustments will include a $0.03 per share adjustment related to the acquisitions of AWR and Phase Matrix.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expenses, operating income, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- month periods ending June 30, 2011 and 2010, on a GAAP and non-GAAP basis. We are also providing guidance on our non-GAAP revenue, non-GAAP operating expenses, and non-GAAP fully diluted EPS.  When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense,  amortization of acquired intangibles, or acquisition related transaction costs that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses the company’s earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three-month periods ended June 30, 2011

National Instruments Reports Record Revenue and Profit
July 27, 2011

and 2010. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q2 2011 conference call today, July 27, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling 888-203-1112, confirmation code #4574954, shortly after the call through August 1 at 7:00 p.m. CDT.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to the strength of our business model, commitments to long-term investments, watching closely to see how global business responds, the scale of the opportunity open to us, our plan to execute on our investment plans, that our investments will advance our long-term position and our Q3 guidance for GAAP and non-GAAP revenue (including AWR revenue) and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to continue to control its operating expenses, manufacturing inefficiencies, the outcome of events in Japan, foreign exchange fluctuations and the impact of our recent and any future acquisitions. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2010, its Form 10-Q for the quarter ended March 31, 2011, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with its largest customer representing approximately 4 percent of revenue in 2010 and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,800 employees and direct operations in more than 40 countries. For the past 12 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$207,367	$219,447
Short-term investments	112,341	131,215
Accounts receivable, net	148,939	127,214
Inventories, net	141,571	117,765
Prepaid expenses and other current assets	42,007	36,239
Deferred income taxes, net	13,919	18,838
Total current assets	666,144	650,718

Property and equipment, net	171,506	160,410
Goodwill	132,011	70,278
Intangible assets, net	93,971	52,816
Other long-term assets	25,938	25,460
Total assets	$1,089,570	$959,682

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,475	$33,544
Accrued compensation	34,135	27,734
Deferred revenue	80,172	71,650
Accrued expenses and other liabilities	20,156	16,538
Other taxes payable	19,478	16,846
Total current liabilities	190,416	166,312

Deferred income taxes	37,476	29,477
Liability for uncertain tax position	18,016	14,953
Other long-term liabilities	17,201	4,395
Total liabilities	$263,109	$215,137

Stockholders' equity:
Preferred stock	-	-
Common stock	1,201	1,179
Additional paid-in capital	447,407	407,713
Retained earnings	369,512	336,363
Accumulated other comprehensive income (loss)	8,341	(710)
Total stockholders' equity	$826,461	$744,545
Total liabilities and stockholders' equity	$1,089,570	$959,682

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Net sales:
Product	$233,141	$194,830	$451,751	$370,225
Software maintenance	20,143	16,887	39,383	32,583
Total net sales	253,284	211,717	491,134	402,808

Cost of sales:
Cost of product	$54,803	$47,176	$105,761	$89,438
Cost of software maintenance	1,083	1,463	2,601	2,443
Total cost of sales	55,886	48,639	108,362	91,881

Gross profit	$197,398	$163,078	$382,772	$310,927

Operating expenses:
Sales and marketing	$96,197	$79,231	$183,352	$153,672
Research and development	47,027	36,395	89,895	74,941
General and administrative	21,232	16,969	40,071	32,309
Total operating expenses	$164,456	$132,595	$313,318	$260,922

Operating income	$32,942	$30,483	$69,454	$50,005

Other income (expense):
Interest income	$344	$371	$685	$671
Net foreign exchange (loss)	(486)	(2,203)	(709)	(2,901)
Other income (loss), net	(571)	462	(125)	810

Income before income taxes	$32,229	$29,113	$69,305	$48,585

Provision for income taxes	5,681	4,511	12,296	5,630

Net income	$26,548	$24,602	$57,009	$42,955

Basic earnings per share	$0.22	$0.21	$0.48	$0.37
Diluted earnings per share	$0.22	$0.21	$0.47	$0.36

Weighted average shares outstanding -
basic	119,736	116,898	119,218	116,485
diluted	121,161	118,488	120,810	118,128

Dividends declared per share	$0.10	$0.09	$0.20	$0.18

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	June 30,
	(Unaudited)
	2011	2010
Cash flow from operating activities:
Net income	$57,009	$42,955
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	23,390	18,988
Stock-based compensation	10,296	9,459
Tax expense from deferred income taxes	2,770	3,774
Tax (benefit) expense from stock option plans	(5,035)	579
Changes in operating assets and liabilities:
Accounts receivable	(13,841)	(6,803)
Inventories	(21,393)	(9,163)
Prepaid expenses and other assets	2,186	(18,740)
Accounts payable	937	4,953
Deferred revenue	7,051	7,205
Taxes and other liabilities	9,926	18,513
Net cash provided by operating activities	$73,296	$71,720

Cash flow from investing activities:
Capital expenditures	(23,053)	(10,015)
Capitalization of internally developed software	(9,391)	(11,021)
Additions to other intangibles	(1,756)	(1,690)
Acquisition, net of cash received	(73,558)	(2,191)
Purchases of short-term investments	(54,097)	(85,199)
Sales and maturities of short-term investments	73,915	41,538
Net cash (used by) investing activities	$(87,940)	$(68,578)

Cash flow from financing activities:
Proceeds from issuance of common stock	21,389	32,550
Repurchase of common stock	-	(30,935)
Dividends paid	(23,860)	(20,225)
Tax benefit (expense) from stock option plans	5,035	(579)
Net cash provided by (used by) financing activities	$2,564	$(19,189)

Net change in cash and cash equivalents	(12,080)	(16,047)
Cash and cash equivalents at beginning of period	219,447	201,465
Cash and cash equivalents at end of period	$207,367	$185,418

Detail of GAAP charges related to stock-based compensation,
amortization of acquisition intangibles, and acquisition related transaction costs
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2011	2010	2011	2010
Stock-based compensation
Cost of sales	$398	$320	$715	$682
Sales and marketing	2,457	1,996	4,379	4,100
Research and development	2,070	1,593	3,756	3,358
General and administrative	781	634	1,446	1,319
Provision for income taxes	(2,120)	(1,582)	(3,960)	(3,127)
Total	$3,586	$2,961	$6,336	$6,332

Amortization of acquisition intangibles
Cost of sales	$1,005	$922	$2,009	$1,644
Sales and marketing	100	100	177	222
Provision for income taxes	(359)	(327)	(709)	(580)
Total	$746	$695	$1,477	$1,286

Acquisition related transaction costs
Sales and marketing	$982	$-	$982	$-
General and administrative	427	-	427	-
Provision for income taxes	(51)	-	(51)	-
Total	$1,358	$-	$1,358	$-

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of Gross Profit to Non-GAAP Gross Profit

Gross profit, as reported	$197,398	$163,078	$382,772	$310,927
Stock-based compensation	398	320	715	682
Amortization of acquisition intangibles	1,005	922	2,009	1,644
Non-GAAP gross profit	$198,801	$164,320	$385,496	$313,253

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

Operating expenses, as reported	$164,456	$132,595	$313,318	$260,922
Stock-based compensation	(5,308)	(4,223)	(9,581)	(8,777)
Amortization of acquisition intangibles	(100)	(100)	(177)	(222)
Acquisition related transaction costs	(1,409)	-	(1,409)	-
Non-GAAP operating expenses	$157,639	$128,272	$302,151	$251,923

Reconciliation of Operating Income to Non-GAAP Operating Income

Operating income, as reported	$32,942	$30,483	$69,454	$50,005
Stock-based compensation	5,706	4,543	10,296	9,459
Amortization of acquisition intangibles	1,105	1,022	2,186	1,866
Acquisition related transaction costs	1,409	-	1,409	-
Non-GAAP operating income	$41,162	$36,048	$83,345	$61,330

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

Income before income taxes, as reported	$32,229	$29,113	$69,305	$48,585
Stock-based compensation	5,706	4,543	10,296	9,459
Amortization of acquisition intangibles	1,105	1,022	2,186	1,866
Acquisition related transaction costs	1,409	-	1,409	-
Non-GAAP income before income taxes	$40,449	$34,678	$83,196	$59,910

Reconciliation of Provision for Income Taxes to Non-GAAP Provision For Income Taxes

Provision for income taxes, as reported	$5,681	$4,511	$12,296	$5,630
Stock-based compensation	2,120	1,582	3,960	3,127
Amortization of acquisition intangibles	359	327	709	580
Acquisition related transaction costs	51	-	51	-
Non-GAAP provision for income taxes	$8,211	$6,420	$17,016	$9,337

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income, as reported	$26,548	$24,602	$57,009	$42,955
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,586	2,961	6,336	6,332
Amortization of acquisition intangibles, net of tax effect	746	695	1,477	1,286
Acquisition related transaction costs	1,358	-	1,358	-
Non-GAAP net income	$32,238	$28,258	$66,180	$50,573

Basic EPS, as reported	$0.22	$0.21	$0.48	$0.37
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.02	$0.06	$0.05
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.01	$0.01
Impact of acquisition related transaction costs	$0.01	$-	$0.01	$-
Non-GAAP basic EPS	$0.27	$0.24	$0.56	$0.43

Diluted EPS, as reported	$0.22	$0.21	$0.47	$0.36
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.02	$0.06	$0.06
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.01	$0.01
Impact of acquisition related transaction costs	$0.01	$-	$0.01	$-
Non-GAAP diluted EPS	$0.27	$0.24	$0.55	$0.43

Weighted average shares outstanding -
Basic	119,736	116,898	119,218	116,485
Diluted	121,161	118,488	120,810	118,128

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income, as reported	$26,548	$24,602	$57,009	$42,955
Adjustments to reconcile net income to EBITDA:
Interest income	(344)	(371)	(685)	(671)
Taxes	5,681	4,511	12,296	5,630
Depreciation and amortization	12,417	9,546	23,390	18,988
EBITDA	$44,302	$38,288	$92,010	$66,902

Diluted EPS, as reported	$0.22	$0.21	$0.47	$0.36
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Taxes	$0.05	$0.03	$0.10	$0.05
Depreciation and amortization	$0.10	$0.08	$0.20	$0.17
EBITDA diluted EPS	$0.37	$0.32	$0.76	$0.57

Weighted average shares outstanding - Diluted	121,161	118,488	120,810	118,128

National Instruments
Reconciliation of GAAP to Non-GAAP Operating Expense
(unaudited)

	Three months ended
	September 30, 2011
	(Thousands)

	Low	High
GAAP operating expense, guidance	$174,650	$178,650
Adjustment to reconcile operating expense to non-GAAP
operating expense:
Impact of stock-based compensation	$(5,800)	$(5,800)
Impact of amortization of acquisition intangibles	$(850)	$(850)

Non-GAAP operating expense, guidance	$168,000	$172,000

National Instruments
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(unaudited)

	Three months ended
	September 30, 2011
	(Millions)

	Low	High
GAAP revenue, guidance	$257	$273
Adjustment to reconcile revenue to non-GAAP
revenue:
Impact of acquistion deferred revenue write down	$3	$3

Non-GAAP revenue, guidance	$260	$276

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	September 30, 2011

	Low	High
GAAP Fully Diluted EPS, guidance	$0.16	$0.24
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of acquisition deferred revenue write down, net of tax effect	$0.02	$0.02
Impact of stock-based compensation, net of tax effect	$0.03	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.02	$0.02

Non-GAAP diluted EPS, guidance	$0.23	$0.31